Exhibit 99.1
Earthstone Energy, Inc. Announces Increase in Borrowing Base
Borrowing Base Increases 32%; Liquidity Exceeds $250 Million

The Woodlands, Texas, April 20, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), today announced that it has entered into an amendment to its senior secured revolving credit facility (“Credit Facility”) under which the borrowing base has been increased from $360 million to $475 million in connection with its regularly scheduled redetermination. Further, the amendment provides for an increase in the borrowing base from $475 million to $550 million upon closing of the Company’s previously announced acquisition of privately held assets located in the Midland Basin from Tracker Resource Development III, LLC and an affiliate and from affiliates of Sequel Energy Group LLC (collectively, the “Tracker Acquisition”).

As of March 31, 2021, we had $1.4 million in cash and $223.4 million of long-term debt outstanding under our Credit Facility. Adjusted for the increase in the borrowing base to $475 million, we had $251.6 million of undrawn borrowing base capacity and $1.4 million in cash, resulting in total liquidity of approximately $253.0 million. We continue to expect closing of the Tracker Acquisition to occur early in the third quarter of 2021. Based on the $81.6 million cash consideration to be paid in the Tracker Acquisition and anticipated interim period cash flows that will reduce the cash requirement at closing, we expect a slight increase in liquidity at closing of the acquisition given the concurrent $75 million increase in the borrowing base.

Robert J. Anderson, Earthstone’s President and CEO, commented, “The continued support of our lending group is reflective of our track record, strategy and financial discipline and we appreciate their participation. The support of our lenders along with our continued operational focus and acquisition activity emphasizing low-cost, high-margin producing assets has increased Earthstone’s scale and liquidity. Our strategy of consolidating assets to increase scale and efficiency remains intact with further optionality given our increased liquidity.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas company engaged in the acquisition, development and operation of oil and natural gas properties. The Company’s primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-

looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Tracker Acquisition to Earthstone and its stockholders, the anticipated completion of the proposed Tracker Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2020 and its other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Tracker Acquisition

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.

In connection with the proposed Tracker Acquisition, Earthstone intends to file with the SEC and mail to its stockholders a proxy statement and other relevant documents in connection with the proposed Tracker Acquisition. EARTHSTONE URGES INVESTORS AND STOCKHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, TRACKER RESOURCE DEVELOPMENT III, LLC, SEQUEL ENERGY GROUP, LLC AND THE PROPOSED TRACKER ACQUISITION. Investors and stockholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. Investors and stockholders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas, 77380, or by telephone at (281) 298-4246.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com